Exhibit 99.1

CONSENT OF EVERCORE GROUP L.L.C.

January 5, 2016

Targa Resources Corp.

1000 Louisiana, Suite 4300

Houston, Texas 77002

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 2, 2015, to the Board of Directors of Targa Resources Corp. (the “Company”) as Annex B to, and reference thereto under the captions “Summary—Opinion of the Financial Advisor to the TRC Board,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the TRC Board and its Reasons for the Merger,” “The Merger—Unaudited Projected Financial Information” and “The Merger—Opinion of the Financial Advisor to the TRC Board” in, the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission on January 5, 2016 (the “Registration Statement”) and relating to the proposed merger involving the Company, Spartan Merger Sub LLC, Targa Resources Partners LP, and Targa Resources GP LLC. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Robert A. Pacha
Name:	Robert A. Pacha
Title:	Senior Managing Director